                                                                    EXHIBIT 3.69

                          CERTIFICATE OF INCORPORATION
                                       OF
                             NRG INTERNATIONAL, INC.

         FIRST. The name of the corporation is NRG International, Inc.

         SECOND. The address of the corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 (New Castle County). The name of its registered agent at such address is The Corporation Trust Company.

         THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH. The total number of shares which the corporation shall have authority to issue is 1,000 shares of capital stock, and the par value of each such share is $1.00 per share.

         FIFTH. The name and mailing address of the incorporator is Catherine J. Mocn, 1221 Nicollet Mall, Suite 700, Minneapolis, Minnesota 55403.

         SIXTH. The initial Board of Directors of the corporation is as follows:

                               Roland J. Jensen
                               David H. Peterson

         SEVENTH. The Board of Directors of the corporation is expressly authorized to make, alter or repeal by-laws of the corporation, but the stockholders may make additional by-laws and may alter or repeal any by-law, whether adopted by them or otherwise.

         EIGHTH. Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the corporation.

         NINTH. No director shall be personally liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to Section 174 of the General Corporation Law of Delaware or
(d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article Ninth by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

         The undersigned incorporator hereby acknowledges that the foregoing certificate of incorporation is her act and deed and that the facts stated therein are true.

                                               /s/ Catherine J. Moen
                                               ---------------------------------
                                               Catherine J. Moen

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

                             NRG INTERNATIONAL, INC.

         NRG International, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, by unanimous written consent of its members, filed with the minutes of the Board adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

                  RESOLVED, that the Certificate of Incorporation of NRG International, Inc. be amended by changing the FOURTH Article thereof so that, as amended, said Article shall be and read as follows:

         "The Corporation is authorized to issue two classes of stock to be designated, respectively, "Capital Stock" and "Preferred Stock." The total number of shares of stock that the Corporation has authority to issue is 2,000, of which:

                  1. 1,000 shares shall be shares of Capital Stock, par value $1.00 per share (the "Capital Stock"); and

                  2. 1,000 shares shall be shares of Preferred Stock, no par value per share (the "Preferred Stock")."

         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said NRG International, Inc. has caused this certificate to be signed by Timothy W.J.O'Brien, its Secretary, this 31st day of August, 2001.

                                          By: Timothy W. J. O'Brien
                                             -----------------------------------
                                              Timothy W. J. O'Brien
                                              Its Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                            NRG INTERNATIONAL, INC.

         NRG International, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "CORPORATION"),

         DOES HEREBY CERTIFY:

         FIRST: that the Board of Directors of the Corporation, by the unanimous written consent of its members in accordance with the provisions of Section 141 of the General Corporation Law of the State of Delaware, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

                  RESOLVED, that the Certificate of Incorporation of NRG International, Inc., as amended, be amended by changing the FOURTH Article thereof so that, as amended, said Article shall be and read as follows:

                  "The Corporation is authorized to issue two classes of stock to be designated, respectively, Common Stock, par value $1.00 per share, and Preferred Stock, no par value. The total number of shares that the Corporation has authority to issue is 2,000 shares, of which 1,000 shares shall be shares of Common Stock and 1,000 shares shall be shares of Preferred Stock. The Board of Directors shall have the authority to issue shares of Preferred Stock from time to time on such terms as it may determine, and to divide the Preferred Stock into one or more series. In connection with the creation of any such series, the Board of Directors shall have the authority to fix by resolution or resolutions providing for the issue of shares thereof the designations, voting powers, preferences and relative participating, option or other special rights of such series, and the qualifications, limitations or restrictions thereof, to the full extent now or hereafter permitted by law.

         SECOND: that in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: that the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 141,228 and 242 of the General Corporation LAW of the State of Delaware.

         IN WITNESS WHEREOF, said Board of Directors of the Corporation has caused this certificate to be signed by David H. Peterson, its Chairman, President & CEO and attested by Timothy W.J. O'Brien, its Secretary, this 4th day of December, 2001.

                                           NRG INTERNATIONAL, INC.

                                           /s/ David H. Peterson
                                           -------------------------------------
                                           By  David H. Peterson
                                           Its Chairman, President & CEO

ATTEST:

/s/ Timothy W. J. O'Brien
---------------------------------
By  Timothy W. J. O'Brien
Its Secretary

                          CERTIFICATE OF DESIGNATION OF
                           A SERIES OF PREFERRED STOCK

                             NRG INTERNATIONAL, INC.

                            STATEMENT OF DESIGNATION
                                       OF
                      RIGHTS, PREFERENCES AND LIMITATIONS
                                       OF
                      SERIES A CONVERTIBLE PREFERRED STOCK

         The undersigned, Timothy W. J. O'Brien, the Secretary of NRG International, Inc., a Delaware corporation (the "CORPORATION"), hereby certifies that the following resolutions establishing Series A Convertible Preferred Stock of the Corporation pursuant to Section 151 of the General Corporation Law of the State of Delaware were duly adopted by the unanimous written consent of the members of the Board of Directors:

         RESOLVED, that, subject to the filing of the Designation of Rights, Preferences and Limitations of Preferred Stock attached hereto as Exhibit A (the "DESIGNATION"), there is hereby created one series of preferred stock of the Corporation, such series to be known as Series A Convertible Preferred Stock, and that such series shall have the rights, powers, preferences and restrictions set forth in the Designation.

         RESOLVED, that the Secretary of the Corporation is hereby authorized and directed to make, execute and file with the Secretary of State of the State of Delaware in the manner required by law, the Designation, and to take all other action he may dem necessary or advisable to carry into effect the foregoing resolution.

         IN WITNESS WHEREOF, I have subscribed my name this 19th day of December, 2001.

                                             /s/ Timothy W. J. O'Brien
                                             -----------------------------------
                                             Timothy W. J. O'Brien
                                             Secretary

                                    EXHIBIT A

                    DESIGNATION OF RIGHTS AND PREFERENCES OF
                     SERIES A CONVERTIBLE PREFERRED STOCK OF
                             NRG INTERNATIONAL, INC.

A. The Corporation has authority to issue two classes of shares designated "Common Stock" and "Preferred Stock" respectively. The total number of shares of capital stock that the Corporation has authority to issue is 2,000. The total number of shares of Common Stock the Coloration has authority to issue is 1,000. The total number of shares of Preferred Stock the Corporation has authority to issue is 1,000. The Common Stock has a par value of $1.00 per share and the Preferred Stock has no par value pet share.

B. Five Hundred (500) shares of Preferred Shares are hereby designated Series A Convertible Preferred Stock (the "Series A Preferred Stock"). The powers, preferences, rights, restrictions and other matters relating to the Series A Preferred Stock are as follows:

         1.       Voting Rights.

                  (a) General Rights. Except as otherwise expressly provided herein or as required by law. at each annual or special meeting of the stockholders, or, if the stockholders have the power to act by written consent, in any action taken by written consent in lieu thereof, the holders of the Series A Preferred Stock shall be entitled to vote the shares of the Series A Preferred Stock equally with the shares of Common Stock of the Corporation and not as a separate class. Each holder of the Series A Preferred Stock shall be entitled to one (1) vote in person or proxy for each share of the Series A Preferred Stock standing in such stockholder's name on the stock transfer records of the Corporation.

                  (b) Directors. The holders of the Series A Preferred Stock, voting as a separate class, shall be entitled to elect one-quarter (1/4) of the total number of the members of the Board of Directors of the Corporation (rounding, if necessary) to the next highest whole number) at each meeting or pursuant to each consent of the stockholders of the Corporation for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors. The holders of Common Stock and all other capital stock possessing voting rights, including the Series A Preferred Stock, voting together as a single class shall be entitled to elect all remaining members of the Board of Directors of the Corporation at each meeting or pursuant to each consent of the stockholders of the Corporation for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.

         2. Dividend Rights. The holders of the Series A Preferred Stock shall be entitled to receive dividends out of funds of the Corporation legally available for such purpose at a fixed rate of 7.134% per annum. Such dividends shall be paid only when, as and if declared by the Board of Directors. Such dividends shall accrue annually, whether or not earned or declared, and shall be cumulative. If for any year dividends payable shall not be paid thereon or funds set apart for payment thereof, the right to such unpaid dividends shall accumulate, whether or not there are funds of the Corporation legally available for payment of such dividends. Accumulations of dividends shall not bear interest So long as shares of the Series A Preferred Stock are outstanding, no dividends (other than (i) dividends on Common Stock payable in shares of Common Stock,
                  (ii) dividends payable in capital stock of the Corporation that is junior to the Series A Preferred Stock both as to dividends and liquidation, and (iii) cash in lieu of fractional shares in connection with such dividends) shall be paid or declared, in cash or otherwise, nor shall any other distributions be made, on Common Stock or on any other capital stock of the Corporation that is junior to the Series A Preferred Stock as to dividends, unless all dividends on the Series A Preferred Stock for all current and past annual dividend periods shall have been paid in full.

         3.       Liquidation Rights.

                  (a) In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, before any payment shall be made or any assets distributed to the holders of Common Stock or any other capital stock of the Corporation that is junior to the Series A Preferred Stock with respect to the right to receive payments upon liquidation, the holders of record of shares of the Series A Preferred Stock shall be entitled to receive, out of the assets of the Corporation legally available therefor, an amount per share of Series A Preferred Stock equal to the Original Issue Price (as defined in Section 4(b) below), plus an amount equal to any accrued and unpaid dividends, up to and including the date of payment If, upon any such liquidation, distribution or winding up, the assets of the Corporation shall be insufficient to make payment in full to all holders of the Series A Preferred Stock of the liquidation preference set forth in (his
                           Section 3(a), then such assets shall be distributed among me holders of the Series A Preferred Stock at the time outstanding ratably in proportion to the full amount to which they would otherwise be respectively entitled.

                  (b) After the payment of the full liquidation preference of the Series A Preferred Stock as set forth in
                           Section 3(a) above, the assets of the Corporation legally available for distribution, if any, shall be distributed to the holders of any other capital stock of the Corporation, including, but not limited to Common Stock, in accordance with, and to the extent of, their liquidation rights and preferences.

                  (c) Nothing in this Section 3 shall preclude the holders of shares of the Series A Preferred Stock from converting their shares of the Series A Preferred

                           Stock to Common Stock prior to such liquidation, dissolution or winding up in accordance with the provisions of Section 4 below.

                  (d) The merger or consolidation of the Corporation into or with another corporation (other than a merger which will not result in more than fifty percent (50%) of the voting power of the outstanding capital stock of The surviving or resulting corporation outstanding immediately after the effective date of such merger being owned of record or beneficially by persons other than the holders of such voting power of the outstanding capital stock immediately prior to such merger), or the sale, conveyance or transfer of all or substantially all of the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 3 with respect to the Series A Preferred Stock. The amount deemed distributed in connection with a transaction referred to in this
                           Section 3(d) shall be the cash or the value of the property, rights or other securities distributable by the acquiring person, firm or other entity as part of such transaction. Wherever a distribution provided for in this Section 3 is payable in property other than in cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

         4. Conversion Rights. The holders of the Series A Preferred Stock shall have the following conversion rights:

                  (a) Optional Conversion. Subject to and in compliance with the provisions of (his Section 4, any shares of the Series A Preferred Stock, at the option of the holder or holders, may be converted at any time or from time to time into fully-paid and non-assessable shares (calculated as to each conversion to the nearest smaller whole share) of Common Stock (except that upon any liquidation of the Corporation the right of conversion thereof shall terminate at the close of business on the last business day next preceding the date fixed for payment of the amount distributable with respect to such shares of the Series A Preferred Stock). The number of shares of Common Stock to which a holder of the Series A Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the Applicable Conversion Rate for the Series A Preferred Stock (as determined in Section 4(b)) by the number of shares of the Series A Preferred Stock being converted.

                  (b) Applicable Conversion Rate. The conversion rate in effect at any time for conversion of the Series A Preferred Stock (the "Applicable Conversion Rate"), shall be the quotient obtained by dividing (i) the Original Issue Price (as defined below) of the Series A Preferred Stock by (ii) the Applicable Conversion Value, calculated as provided in Section 4(c) below. The "Original Issue Price" of the Series A Preferred Stock shall be US $1,000,000.00

                  (c) Applicable Conversion Value. The "Applicable Conversion Value" for the Series A Preferred Stock shall be the fair market value of one (1) share of Common Stock, as determined in good faith by the Board of Directors of the Corporation, at the close of business on the Conversion Date (as defined in Section 4(d) below).

                  (d) Exercise of Conversion Privilege. To exercise the conversion privilege, a holder of shares of the Series A Preferred Stock shall surrender the certificate or certificates representing the shares being converted together with written notice of such conversion to the Corporation at its principal office or to the transfer agent, if any, which has been designated by the Corporation. Such notice shall state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon conversion shall be issued. The certificate or certificates for shares of the Series A Preferred Stock surrendered for the conversion shall be duly endorsed in blank or accompanied by proper assignment thereof to the Corporation duly endorsed in blank. In the event that the certificate or certificates representing the shares being converted have been lost, stolen or destroyed, the holder of such shares shall execute an agreement and an affidavit of loss satisfactory to the Corporation to indemnify the Corporation (with surety if requested) from any loss incurred by it in connection therewith. The date when such written notice Is received by the Corporation, together with the certificate or certificates, or the agreement and affidavit of loss, representing the shares being converted, shall be the "Conversion Date." As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver to the holder or holders of the shares of the Series A Preferred Stock being converted: (i) such certificate or certificates as the holder or holders may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of the Series A Preferred Stock in accordance with the provisions of this Section 4; (ii) cash or, to the extent sufficient funds are not then legally available therefore, in Common Stock (at the fair market value of one (1) share of Common Stock, as determined in good faith by the Board of Directors of the Corporation) any declared and unpaid dividends on the shares of the Series A Preferred Stock being converted; and (iii) cash, as provided in Section 4(h). in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion. Such conversion .shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder or holders as holder or holders of the converted shares of the Series A Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

                  (e) Dividends. In the event the Corporation shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution (other than a distribution in liquidation or other distribution provided for herein) payable in securities of the Corporation other than shares of Common Stock or in assets (excluding ordinary cash dividends paid out of retained earnings), then and in each such event, provision shall be made so mat the holders of the Series A Preferred Stock shall receive upon conversion of the Series A Preferred Stock, in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Corporation which they would have received had their shares of the Series A Preferred Stock been converted into Common Stock on the record date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities or such other assets receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 4 with respect to the rights of the holders of shares of the Series A Preferred Stock.

                  (f) Capital Reorganization or Reorganization. If at any time, or from time to time, the Common Stock issuable upon the conversion of the Series A Preferred Stock shall be changed into the came or a different number of shares of any series or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 4, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4), then and in each such event each holder of the Series A Preferred Stock shall have the right thereafter to convert its shares of the Series A Preferred Stock into the kind and amount of shares of stock and other securities and property receivable by such holders upon such reorganization, reclassification or other change equal to the number of shares of Common Stock into which such shares of the Series A Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

                  (g) Capital Reorganization, Merger or Sale of Assets. If at any time, or from time to time, there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this
                           Section 4) or a. merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's properties and assets to any other person (other than an event described in Section 3(d)), then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Series A Preferred Stock shall be entitled to receive upon consummation of such transaction, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger, consolidation or sale, to which a holder of Common Stock issuable upon conversion would have been entitled upon consummation of such capital reorganization, merger; consolidation or sale had such holder's shares of the Series A Preferred Stock been converted into Common Stock prior to such capital reorganization, merger, consolidation or sale, provided that no such I provision shall be deemed to constitute the consent of the holders of the Series A Preferred Stock to any such transaction if such consent is required by the Certificate of Incorporation of the Corporation or under applicable law.

                  (h) Mandatory Conversion. All outstanding shares of the Series A Preferred Stock will automatically be converted into shares of Common Stock in the event that fifty percent (50%) or more of the total number of shares of the Series A Preferred Stock issued by the Corporation are converted pursuant to Section 4(a) above. The number of shares of Common Stock to which a holder of the Series A Preferred Stock shall be entitled upon automatic conversion shall be the product obtained by multiplying the Applicable Conversion Rate far the Series A Preferred Stock (as determined in Section 4(b)) by the number of shares of the Series A Preferred Stock standing in such stockholder's name on the stock transfer records of the Corporation. Upon such automatic conversion, the outstanding shares of the Series A Preferred Stock will be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or the transfer agent, if any, designated by the Corporation; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of the Series A Preferred Stock are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement and an affidavit of loss satisfactory to the Corporation to indemnify the Corporation (with surety if requested) from any loss incurred by it in connection therewith. Upon the occurrence of such automatic conversion of the Series A Preferred Stock, the holders of the Series A Preferred Stock shall surrender the certificate or certificates, or the agreement and affidavit of loss, representing such shares to the Corporation at its principal office or to its transfer agent As promptly as practicable after the automatic conversion, the Corporation shall issue and deliver to the holder or holders of the shares of the Series A Preferred Stock being automatically converted: (i) such certificate or certificates as the holder or holders may request for the number of whole shares of Common Stock into which the shares of the Series A Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred; (ii) cash, as provided in
                           Section 4(d), in respect of any declared and unpaid dividends on the shares of the Series A Preferred

                           Stock being automatically converted and (iii) cash, as provided in Section 4(h), in respect of any fraction of a share of Common Stock otherwise issuable upon such automatic conversion.

                  (i) Cash in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of the Series A Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of the Series A Preferred Stock, the Corporation shall pay to the holder of the shares of the Series A Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the fair market value of one (1) share of Common Stock (as determined in good faith by the Board of Directors) at the close of business on the Conversion Date or the date of automatic conversion. The determination as to whether or not to make any cash payment in lieu of the issuance of fractional shares shall be based upon the total number of shares of the Series A Preferred Stock being converted at any one time by any holder thereof; and not upon each share of the Series A Preferred Stock being converted.

                  (j) Partial Conversion. In the event that some but not all of the shares of the Series A Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing (he number of shares of The Series A Preferred Stock which were not converted.

                  (k) Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation shall take such corporate action, subject to the terms of its Certificate of Incorporation and applicable law, as may be necessary to increase its authorized but unissued shares of Common Stock at least to such number of shares as shall be sufficient for such purpose.

                  (l) Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of shares of the Series A Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of shares of the Series A Preferred Stock which is being converted.

                  (m) Closing of Books. The Corporation shall at no time close its transfer books against the transfer of shares of the Series A Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of the Series A Preferred Stock in any manner which interferes with the timely conversion of shares of the Series A Preferred Stock, except' as may otherwise be required to comply with applicable securities laws.

         5. Redemption Rights. Except as otherwise required by law, the holders of shares of the Series A Preferred Stock shall not be entitled to any redemption rights.

         6. Transferability. The holders of shares of the Series A Preferred Stock shall not be entitled to sell, assign or otherwise transfer the shares of the Series A Preferred Stock Series to any person or entity other than NRG Energy, Inc. or its affiliates.

                            CERTIFICATE OF CONVERSION
                FROM A CORPORATION TO A LIMITED LIABILITY COMPANY
                 PURSUANT TO SECTION 266 OF THE DELAWARE GENERAL
                                 CORPORATION LAW

         1. The name of the corporation is NRG International, Inc.

         2. The date on which the original Certificate of Incorporation was filed with the Secretary of State is October 21,1992.

         3. The name of the limited liability company into which the corporation is being converted is NRG International LLC.

         4. The conversion has been approved in accordance with the provisions of Section 266.

                                                By: Timothy W. J. O'Brien
                                                   -----------------------------
                                                   Timothy W. J. O'Brien
                                                   Secretary

                            CERTIFICATE OF FORMATION
                                       OF
                              NRG INTERNATIONAL LLC

         The undersigned, being a natural person 18 years of age or older and for the purpose of forming a limited liability company for general business purposes under the Delaware Limited Liability Act, hereby adopts the following Certificate of Formation:

         1. Name: The name of the limited liability company is NRG International LLC.

         2. Registered Office: The address of the registered office of the limited liability company is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. Organizer: The name and address of the sole organizer of the limited liability company is Timothy W.J. O'Brien, NRG Energy, Inc., 901 Marquette Avenue, Suite 2300, Minneapolis, Minnesota 55402.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of NRG International LLC this 18th day of November 2002.

                                                /s/ Timothy W. J. O'Brien
                                                --------------------------------
                                                Timothy W. J.O'Brien
                                                Authorized Person